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                                                                    Exhibit 10.5

                                    AGREEMENT

            This AGREEMENT ("Agreement") as of January 1, 2002, between HPB Management LLC, a Delaware limited liability company (the "Consultant") and Travelers Property Casualty Corp., a corporation organized under the laws of the State of Connecticut ("Travelers").

            WHEREAS, Travelers has a portfolio of investments ("the Portfolio"), and has retained Citigroup Alternative Investments Inc. ("CAI") as the investment advisor to manage the investments in the Portfolio including allocating portions of the Portfolio among a select group of investment managers that invest through investment pools or managed accounts.

            WHEREAS, beginning January 1, 2002 Travelers wishes to retain the Consultant, primarily through the services of Howard Berkowitz, to advise Travelers in the oversight and management of the services provided by CAI, provide investment management advice and other services to assist Travelers management of Travelers investment portfolio as specified herein.

            WHEREAS, the Consultant is willing to perform such services and furnish such facilities under the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:
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            1. Services of Consultant. During the term of this Agreement,
Consultant through the services of Howard Berkowitz, shall (1) serve as consultant to Travelers in the management of its investment portfolio and make recommendations as to portfolio asset allocation, including as to the kinds, quality and concentration of investments, retention of investment managers and other investment management activities consistent with applicable laws and regulations and Travelers Investment Committee Guidelines, (2) advise Travelers in connection with the negotiation of an investment management agreement between Travelers and CAI, (3) advise Travelers in connection with the investment management services to be provided by CAI and (4) advise Travelers Chief Executive Officer and Chief Financial Officer with respect to such investment and other matters as such officers shall from time to time request (5) assist Travelers Chief Executive Officer in the identification of potential candidates for the position of Travelers Chief Investment Officer (6) at the direction of the Chief Executive Officer or Chief Financial Officer perform other services with respect to Travelers investment portfolio.

Consultant shall provide its services to Travelers Chief Executive and Chief Financial Officers. Travelers and Advisor both acknowledge and agree that Advisor's role does not involve performing or overseeing a policy making function for Travelers.

            2. Authority of the Consultant. Subject to the directions of Travelers CEO, CFO and Investment Committee and the terms of the agreement, the Consultant through Howard Berkowitz will have the authority for and in the name of the Travelers, to:


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            (a) advise CAI in the formulation of investment policies and strategies for the Portfolio utilizing a multi-strategy, multiple Portfolio Manager approach whereby the assets of the Portfolio shall from time to time be committed by the CAI to Portfolio Managers that invest or trade in Securities and that will have discretionary trading authority;

            (b) advise CAI regarding investment advisors to serve as Portfolio Managers and recommend to Travelers and CAI the assets to be committed to each Portfolio Manager.

            (c) recommend specific investment of the funds in the Portfolio in such Securities (equity or fixed income) it deems appropriate including the guidelines applicable to reinvestment any proceeds of investments in accordance with the investment guidelines applicable to the Portfolio;

            (d) recommend the execution of transactions in Securities on behalf of the Portfolio, and if approved by Travelers give directions for execution of such transactions and instructions for payments to banks, brokerage firms and other financial institutions, provided Travelers maintains accounts at such banks, brokerage firms and financial institutions; and

            (e) to do such other acts as the Consultant may deem necessary or advisable in connection with the maintenance and administration of the Portfolio.


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            The term "Securities", as used herein, shall be given its broadest possible meaning and shall include, but not be limited to: capital stock; shares of beneficial interest; partnership interests and similar financial instruments; bonds, notes, debentures (whether subordinated, convertible or otherwise); currencies; interest rate, currency, commodity, equity and other derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to stock indices, currencies, United States Government securities and securities of other governments, other financial instruments and all other commodities; (ii) swaps, options, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; equipment lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; interests in mutual funds; interests in money market funds; obligations of the United States, any state thereof, other governments and instrumentalities of any of them; commercial paper; certificates of deposit; bankers' acceptances; trust receipts and other obligations; and instruments or evidences of indebtedness of whatever kind or nature of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable.

            3. Portfolio Investment Policies. Consultant's recommendations regarding the Portfolio shall be subject to the policies and control of the Investment Committee of Travelers.


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            The Consultant shall submit such periodic reports to the Investment
Committee regarding the performance of the Portfolio as the Investment Committee may reasonably request.

            4. Status of the Consultant. The Consultant shall for all purposes be an independent contractor and not an agent or employee of Travelers, and the Consultant shall have no authority to act for, represent, bind or obligate Travelers except as specifically provided herein.

            5. Investments. All actions engaged in by the Consultant hereunder shall at all times conform to and be in accordance with guidelines established by the Investment Committee, direction from Travelers Chief Executive Officer or Chief Financial Officer and applicable laws.

            6. Reimbursement by Travelers. With prior approval of Travelers, the Consultant may in its discretion retain the services of legal counsel to advise it in connection with the performance of its activities on behalf of the Portfolio hereunder and Travelers shall bear full responsibility for and the expense of any legal fees and disbursements arising therefrom; provided, however, that the provisions of paragraph 10 hereof shall govern any claim for or indemnification made by the Consultant. Travelers shall reimburse Consultant for up to $10,000 in legal fees associated with the negotiation of this Agreement.


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            7. Fees. Travelers shall pay the Consultant an initial fee of
$150,000 and beginning July 2002, a fixed management fee (the "Management Fee") equal to $25,000 per month during the remaining term of the Agreement.

            8. Expenses. In addition to the fees and disbursements referred to in Sections 6 and 7 of this Agreement, Travelers shall bear full responsibility for all of its own operating expenses and for all investment expenses relating to the Portfolio.

            9. Expenses of the Consultant. The Consultant shall render the services set forth in paragraph 2 of this Agreement at its own expense, including, without limitation, the salaries of employees necessary for such services except that Travelers shall reimburse Consultant for reasonable travel and related expenses incurred in the performance of this Agreement, and such other expenses as shall be approved by Travelers.

            10. Limitation of Liability; Indemnification. The Consultant, and its members, affiliates, agents, officers and employees shall not be liable for any acts, omissions, error of judgment or loss suffered by Travelers in connection with the management of its investment portfolio, except loss resulting from willful misfeasance, bad faith or gross negligence in the performance by the Consultant and its members, affiliates, agents, officers and employees of the obligations and duties hereunder, or by reason of the Consultant's reckless disregard of its obligations and duties hereunder. Travelers shall indemnify the Consultant, and its members, affiliates, officers and employees (an "Indemnified Person") against losses, liabilities or costs resulting from


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their acts, omissions or errors of judgment in the performance of services under this Agreement, including services requested by Travelers Chief Executive
Officer of Chief Financial Officer, except those resulting from the willful misfeasance, gross negligence, bad faith or reckless disregard of an Indemnified Person in the performance of its obligations and duties, or in the case of criminal proceedings where an Indemnified Person had reasonable cause to believe those acts or omissions to be unlawful or by reason of the Consultant's reckless disregard of its obligations and duties hereunder. Travelers shall advance to an Indemnified Person reasonable attorney's fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Consultant agrees, and each other Indemnified Person will agree, that in the event such Indemnified Person receives any such advance, such Indemnified Person shall reimburse Travelers for such fees, costs and expenses to the extent that it shall be determined that such Indemnified Person was not entitled to indemnification under this Section
10. Notwithstanding any of the foregoing to the contrary, the provisions of this
Section 10 shall not be construed so as to relieve (or attempt to relieve) the Consultant or any other Indemnified Person of any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 10 to the fullest extent permitted by law.


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            11. Activities of the Consultant and Others.

                  (a) The Consultant and its members, agents, officers and employees who may or may not also be affiliates or employees of HPB Associates, LP (the "Fund"), may engage, simultaneously with their investment management activities on behalf of the Portfolio hereunder, in other businesses, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, and shall not solely by reason of such engaging in other businesses or rendering of services for others be deemed to be acting in conflict with the interests of Travelers. Members, employees, or officers of the Consultant, in their individual capacities, may be shareholders, directors, officers or employees of the Fund but shall not be deemed thereby to have interests which are in conflict with the interests of Travelers;

                  (b) Travelers acknowledges that:

                        (i) The Consultant is not registered as an advisor under the Investment Advisors Act of 1940, and

                        (ii) That Howard Berkowitz, the principal of the Consultant, will continue to be the principal manager of the Fund, (and in the future related funds) and that such activities shall not be deemed in conflict with the Consultant's activities under the Agreement; and


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                        (iii) The Fund (or related funds) may invest with
Portfolio Managers in which the assets of the Portfolio are invested, and share information with CAI and Travelers with respect to Portfolio Manager or prospective Portfolio Managers and such activities shall not be deemed to be a conflict between Travelers and Consultant for purposes of the provisions of
Section 14(b) hereof, nor a violation of the confidentiality provisions of
Section 12.

                        (iv) Future conflicts of interest may develop between Travelers and Consultant related to the investing activities described above. In such event the parties will consult with each other and take additional actions (e.g. consultant may recluse itself from any activity related to an investment for which there is a conflict) to avoid any such conflicts.

            12. Confidentiality. Advisor acknowledges that in the course of performing his obligations hereunder he will have access to Confidential Information of Travelers. For purposes of this Agreement, "Confidential Information" means, all confidential, proprietary or secret information or data of Travelers disclosed to Advisor or that Advisor becomes aware of during the course of this Agreement, whether printed, written, oral or electronically stored or reproduced, including but not limited to Travelers strategies, objectives, operational processes, products, service payments, historical or projected financial statements and assumptions, organizational documents and management information system specifications, data, software, trade secrets and reports, including any summaries thereof or notations thereon. Advisor shall accept and retain all Confidential Information in strictest confidence and shall not disclose any Confidential


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Information to any other person, firm, corporation or other entity, except (1)
to any employee of this who requires access to the Confidential Information for purposes of providing consulting services hereunder; (2) upon and in accordance with Travelers prior written authorization and (3) to the extent such information becomes publicly available otherwise than by Consultant.

If Advisor is requested or required by law, regulation or legal or judicial process to disclose any Confidential Information, Advisor shall notify Travelers immediately and cooperate with Travelers, at Travelers expense, in seeking a protective order or other remedy.

            13. Enforcement of Proprietary Rights. The Consultant acknowledges that, in the event of any actual or impending breach of any of the provisions of
Section 12 of this Agreement regarding the use or disclosure of confidential information or other property of Travelers, the damages incurred by Travelers would be irreparable and inadequate remedy. Consequently, Travelers shall have the right, in addition to any restrain any breach or threatened breach or otherwise to specifically enforce any provision of Section 12 of this Agreement without showing or proving any actual damage to Travelers, and Travelers shall not be obligated to post bond or other security in seeking any such relief.


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            14. Compliance with Law; Conflicts.

(a) Consultant represents it is not required to be registered under the Investment Advisors Act of 1940, as amended by reason of the exemption provided by Section 203 (b) (3).

(b) Consultant will not, directly or indirectly, (1) deal with any of the assets of the Portfolio or confidential information in its own interest or for its own account; (2) act in any transaction involving the assets of the Portfolio on behalf of a party (or represent a party) whose interests are adverse to the interest of Travelers or the assets of Travelers Portfolio; or (3) receive any consideration for his own personal account from any party dealing with Travelers investment Portfolio in connection with a transaction involving the Portfolio.

            15. Arms-Length Agreement. Travelers and the Consultant each represent, warrant and agree to the other that this Agreement constitutes an arms-length agreement between Travelers and the Consultant.

            16. Term. The term of this Agreement shall begin on January 1, 2002 and remain in effect until December 31, 2002, and from year to year thereafter, except that it may be terminated in writing by the Consultant upon 60 days' notice to Travelers or by Travelers on 30 days' notice to the Consultant.


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            17. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given as described below, sent via: courier, facsimile, or registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses (and individuals) or to the facsimile numbers set forth below:

                  if to Travelers:
                              Jay S. Benet
                              Chief Financial Officer,
                              Travelers Property Casualty
                              One Tower Square
                              Hartford, CT  06183
                              Fax:  (860) 277-8136

                  With a copy to:
                              James Michener
                              General Counsel
                              Travelers Property Casualty
                              One Tower Square
                              Hartford, CT  06183
                              Fax:  (860) 277-8123


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                  If to Consultant:
                              Howard P. Berkowitz
                              HPB Management LLC
                              65 East 55rd Street, 3rd floor
                              New York, NY  10022
                              Fax:  (212) 583-0642
                  With a copy to:
                              Paul N. Roth
                              Schulte, Roth & Zabel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Fax:  (212) 705-1929

All such notices and communications shall be deemed to have been duly received,
(i) if sent via courier, upon delivery thereof, (ii) if sent via registered or certified mail, on the date set forth on the return receipt, or (iii) if sent via facsimile, upon telephone confirmation to the numbers provided above.

            18. Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all terms and provisions hereof shall be construed under the laws of the State of New York applicable to contracts made and to be performed entirely within such State.


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            19. Amendment. This Agreement shall not be modified, except in writing, nor assigned by either party without the consent of the other party.

            20. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

            21. Dispute Resolution. The parties shall first attempt to resolve any controversy or claim arising out of or relating to this Agreement by negotiation within 60 days of written notice of such dispute. Any controversy or claim not so resolved shall be settled by binding arbitration in New York, New York administered by the American Arbitration Association under its Rules of Commercial Arbitration, and the decision in such arbitration shall be final, conclusive and binding upon all parties and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


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            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first above written.

                                HPB MANAGEMENT LLC

                                By: /s/ Howard Berkowitz
                                   -------------------------------------
                                   Name:  Howard Berkowitz
                                   Title:  Managing Member
                                   Date:  July 8, 2002

                                TRAVELERS PROPERTY CASUALTY CORP.


                                By: /s/ Jay S. Benet
                                   -------------------------------------
                                   Name:  Jay S. Benet
                                   Title:  Chief Financial Officer
                                   Date:  July 8, 2002


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                              TERMINATION AGREEMENT

The Agreement (the "Agreement") dated as of January 1, 2002 between HPB Management LLC, a Delaware limited liability company ("Consultant") and Travelers Property Casualty Corp., a corporation organized under the laws of the state of Connecticut ("Travelers") is hereby terminated as of September 24, 2002, subject to, and in accordance with the following terms:

      1. In recognition of the fact that a) Consultant provided services and advice in addition to the services specified in the Agreement, and
            b) Consultant devoted time and effort to the Company in excess of that which was contemplated when the Agreement was entered, Travelers will pay to the Consultant the amount of $100,000.00 (One Hundred Thousand Dollars) in addition to any amounts due under the terms of the Agreement for services rendered or expenses incurred prior to September 24, 2002. These additional services included, but were not limited to, matters related to the Company's recently adopted pension plan.

      2. Travelers is terminating the Agreement prior to the end of the term. Consultant hereby waives the notice of termination provisions of the Agreement.

      3. Consultant agrees that Section 12 of the Agreement "Confidentiality" survives the termination of the Agreement.

The Consultant and Travelers do hereby agree to the terms set forth herein.

IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed as of the 24th day of September, 2002.

                                          HPB MANAGEMENT LLC

                                          /s/ Howard Berkowitz
                                          -------------------------------------
                                          By:  Howard Berkowitz
                                          Its:  Managing Member

                                          TRAVELERS PROPERTY CASUALTY CORP.

                                          /s/ Jay S. Benet
                                          -------------------------------------
                                          By: Jay S. Benet
                                          Its: Chief Financial Officer


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